Exhibit 99.1

Lime Energy Co. Reports Results for

Three-Month and Twelve-Month Periods Ended December 31, 2010

Company records profitable quarter and fourth consecutive year of growth

ELK GROVE VILLAGE, IL, March 10, 2011—Lime Energy Co. (NASDAQ: LIME), a leading provider of energy efficiency and renewable energy solutions, today announced its results for the three and twelve month periods ended December 31, 2010.  “The fourth quarter of 2010 highlights the ‘Power of the Platform’” stated David Asplund, Chief Executive Officer of Lime Energy.  “It illustrates what we have been saying for a while, that the key to us generating sustained profitability is to deliver strong revenue growth, hold or improve our gross margins and control the growth of our SG&A.  During the 4th quarter last year we increased our revenue by 89%, while decreasing our SG&A by 4.5% and increasing our gross margin by 6.4 percentage points, resulting in our first GAAP profit in the Company’s history.  On a full year basis, revenue grew 35%, gross margins by 15% while SG&A grew 8%.  SG&A as a percentage of revenue fell to 27.0% of revenue compared to 33.8% for 2009.  While this was a meaningful 20% reduction, we remain committed to reducing this to the mid-teens over the next several years.  Since re-making the company in 2006, we have grown revenue three times faster than SG&A with revenue having grown at a 104.3% compounded annual growth rate (CAGR) while SG&A increased at a 29.9% CAGR.  Getting to sustained profitability remains our top objective, and we took significant strides toward achieving this goal during 2010.”

“These results are also a real testament to the hard work and dedication of the people at Lime Energy,” continued Mr. Asplund.  “With over 400 employees in 23 offices nationwide, we offer our clients independent, technology agnostic, energy efficiency and renewable energy solutions which help them save money, improve their facilities and reduce their carbon footprint.  We’re proud of what we’ve accomplished to date and look forward to continuing our work with our commercial and industrial, utility, ESCO and public sector customers to achieve their energy goals.”

Results for the three-month period ended December 31, 2010

•                  Revenue increased $18.0 million or 89.0%, to $38.3 million during the three-month period ended December 31, 2010, from $20.3 million for the same period in 2009.

•                  Gross profit increased $5.6 million or 159.3%, to $9.0 million during the fourth quarter of 2010, when compared to the $3.5 million earned during the fourth quarter of 2009.  The gross margin for the fourth quarter of 2010 was 23.6% compared to 17.2% for the fourth quarter of 2009.

•                  Selling, general and administrative expense decreased $0.3 million or 4.5%, to $7.1 million during the three-month period ended December 31, 2010 from $7.4 million for the same period in 2009.

•                  Income from continuing operations was $1.9 million for the fourth quarter of 2010, compared to a loss of $7.1 million for the fourth quarter of 2009.

•                  Net income was $1.9 million for the three-month period ended December 31, 2010, compared to a net loss of $6.5 million for three-month period ended December 31, 2009.

•                  The basic and diluted net income per share from continuing operations for the fourth quarter of 2010 was $0.08 per share compared to a net loss per share from continuing operations of $0.26 per share for the fourth quarter of 2009.

•                  Adjusted EBITDA* was $2.3 million for the three-month period ended December 31, 2010, compared to an adjusted EBITDA loss of $3.4 million for the year earlier period.

Results for the twelve-month period ended December 31, 2010

•                  Revenue increased $24.9 million or 35.2%, to $95.7 million for the twelve-month period ended December 31, 2010, when compared to $70.8 million for the twelve-month period ended December 31, 2009.

•                  Gross profit increased $7.5 million or 54.7%, to $21.1 million for the twelve months ended December 31, 2010, when compared to $13.6 million for the twelve months ended December 31, 2009.  The gross margin was 22.0% for 2010 compared to 19.2% for 2009.

•                  Selling, General and Administrative expense increased $1.9 million or 8.1%, to $25.9 million for the twelve-month period ended December 31, 2010, when compared to $23.9 million for the same period in 2009.

•                  The loss from continuing operations declined $12.0 million or 69.7%, to $5.2 million in 2010, from $17.3 million in 2009.

•                  Net loss decreased $12.8 million or 70.9%, to $5.2 million during the twelve-month period ended December 31, 2010, when compared to the $18.0 million net loss for the same period in 2009.

•                  The basic and diluted loss per share from continuing operations declined $0.90 to a loss of $0.22 per share for 2010, compared to a loss of $1.12 per share for 2009.

•                  Adjusted EBITDA* loss decreased $4.9 million, or 61.9%, to $3.0 for 2010, when compared to a loss of $7.8 million for 2009.

*     Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights

•                  Leading Utility Direct Install Program provider in New York State for 2010.

•                  Awarded 8 IDIQ contracts with the US Postal Service .

•                  Partnered with the District of Columbia Department of Real Estate Services (DRES) to conduct energy audits for 9 million square feet covering 128 buildings.

•                  Expanded solution offering to include electric vehicle charging stations and completed first such project with a Fortune 500 company.

•                  Received B. E. S. T. in Baking (Becoming Environmentally Sustainable Together) award by the grain-based food industry for work with Sara Lee.

•                  Created new business unit, Lime Energy Asset Development (LEAD) to develop, manage and/or own energy producing assets.

•                  Purchased gas rights to Zemel Road landfill, began construction of 4.2 Mw landfill-gas to electricity plant on the site and entered into a 20-year power purchase agreement with a utility for the energy and environmental attributes to be generated by the facility.

•                  Closed on a $7 million line of credit with American Chartered Bank.

Financial Outlook

We currently have about $90 million in backlog.  We define backlog as projects which we have under formal binding contract or projects which have either been awarded to Lime or our ESCO customers.  We currently expect our total revenue for 2011 to be between $122 million and $128 million with adjusted EBITDA of between $1.0 million and $2.0 million.  We expect our first quarter revenue to be between $16.0 million and $17.5 million.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited, $ Thousands)

	Three Months Ended
	Decmber 31		Change
	2010	2009	$	%

Revenue	$38,320	$20,279	$18,041	89.0%
Cost of sales	29,285	16,795	12,490	74.4%
Gross profit	9,035	3,484	5,551	159.3%

Selling, general and administrative	7,095	7,427	(332)	-4.5%
Amortization of intangibles	116	294	(178)	-60.5%
Impairment loss	—	2,652	(2,652)	-100.0%
Operating income (loss)	1,824	(6,889)	8,713	-126.5%

Total other income (expense)	43	(259)	302	-116.6%
Income (loss) from continuing operations	1,867	(7,148)	9,015	-126.1%

Loss from discontinued operations	—	(361)	361	-100.0%
Income (loss) before income tax benefit	1,867	(7,509)	9,376	-124.9%

Income tax benefit	—	1,034	(1,034)	-100.0%
Net Income (Loss)	1,867	(6,475)	8,342	-128.8%

Basic and diluted income (loss) per common share from continuing operations	$0.08	$(0.26)

Discontinued operations	—	(0.02)

Basic Income (Loss) Per Common Share	$0.08	$(0.28)

Diluted Income (Loss) Per Common Share	$0.08	$(0.28)

Weighted Average Common Shares Outstanding - Basic	23,645	23,504

Weighted Average Common Shares Outstanding - Diluted	23,693	23,504

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited, $ Thousands)

	Twelve Months Ended
	Decmber 31		Change
	2010	2009	$	%

Revenue	$95,718	$70,802	$24,916	35.2%
Cost of sales	74,657	57,192	17,465	30.5%
Gross profit	21,061	13,610	7,451	54.7%

Selling, general and administrative	25,883	23,940	1,943	8.1%
Amortization of intangibles	589	1,221	(632)	-51.8%
Impairment loss	—	2,652	(2,652)	-100.0%
Operating loss	(5,411)	(14,203)	8,792	-61.9%

Total other income (expense)	172	(3,073)	3,245	-105.6%
Loss from continuing operations	(5,239)	(17,276)	12,037	-69.7%

Loss from discontinued operations	—	(1,786)	1,786	-100.0%
Loss before income tax benefit	(5,239)	(19,062)	13,823	-72.5%

Income tax benefit	—	1,034	(1,034)	-100.0%
Net Loss	(5,239)	(18,028)	12,789	-70.9%

Preferred Stock Dividends	—	(1,499)	1,499	-100.0%
Net Loss Available to Common Shareholders	$(5,239)	$(19,527)	$14,288	-73.2%

Basic and diluted loss per common share from continuing operations	$(0.22)	$(1.12)

Discontinued operations	—	(0.11)

Basic and Diluted Loss Per Common Share	$(0.22)	$(1.23)

Weighted Average Common Shares Outstanding	23,622	15,893

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	Decmber 31		Decmber 31
	2010	2009	2010	2009

Net Income (Loss)	$1,867	$(6,475)	(5,239)	(18,028)

Depreciation and amortization	248	411	1,095	1,906
Interest expense (income), net	(43)	259	(172)	3,073
Income tax benefit	—	(1,034)	—	(1,034)

EBITDA	2,072	(6,839)	(4,316)	(14,083)

Share based compensation	246	476	1,325	1,803
Asset impairment	—	2,652	—	2,652
Discontinued operations	—	361	—	1,786

Adjusted EBITDA	$2,318	$(3,350)	$(2,991)	$(7,842)

About Lime Energy Co.

Lime Energy is a leading provider of energy efficiency solutions. Our services include integrated energy engineering, consulting and implementation of solutions which enable our customers to reduce their facilities’ energy consumption, lower their operating and maintenance costs and reduce their carbon footprint. We focus on solutions which include lighting, mechanical and electrical upgrade services, water conservation, weatherization and renewable project development and implementation. We provide these solutions to the commercial and industrial markets, utilities, energy service companies (ESCOs) and the government sector across a wide range of facilities including high-rise office buildings, manufacturing plants, retail sites, mixed use complexes and large government sites. The company’s stock is traded on NASDAQ under the symbol LIME.  Additional information is available at the company’s website at www.lime-energy.com or by calling 847-437-1666.

Conference Call Information

The company will hold a conference call with investors on Thursday, March 10th at 4:30 pm ET to discuss these results.

Investors can access the call by calling toll free 800-561-2718 and use passcode 26218982. International callers can dial 617-614-3525 and use the same passcode.

The call will be available for replay until June 10, 2011 by dialing toll free 888-286-8010 or 617-801-6888.  The replay will require use of passcode 81595321.

The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (http://www.streetevents.com).

Lime Energy Investor Relations

Glen Akselrod, Bristol Capital Ltd.

Telephone 905-326-1888

E-mail glen@bristolir.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2011 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to Lime in Lime Energy’s subsequent SEC filings; such factors are incorporated herein by reference.

Additional Information

A full analysis of the twelve-month period results are available in the Company’s Form 10-K for the period ended December 31, 2010, which is available on the Company’s website at www.lime-energy.com or on EDGAR.